BlackRock Liquidity Funds: MuniFund

File Number:

CIK Number:

For the Period Ended:
10/31/2007
Pursuant to Exemptive Order ICA Release No. 15520 dated
January 5, 1987, the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated , for the period May 1, 2007 through October 31, 2007.

PURCHASES (IN THOUSANDS)
TRANSACTION  FACE AMOUNT  SECURITY DESCRIPTION       RATE  DUE DATE
DATE
06/06/07      $10,000     WISCONSIN STATE GO ECN     3.75  07/09/07
07/09/07         $10,000  WISCONSIN STATE GO ECN     3.72  08/14/07
09/04/07         $10,450  WISCONSIN ST               3.90  10/02/07
09/05/07         $9,800   BURKE CNTY GA              3.70  10/03/07
09/05/07         $9,500   UNIVERSITY OF TEXAS SYSTEM 3.68  10/22/07
10/02/07         $10,450  WISCONSIN ST               3.50  12/04/07
10/22/07         $10,000  UNIVERSITY OF TEXAS SYSTEM 3.45  12/03/07

SALES (IN THOUSANDS)
TRANSACTION   FACE AMOUNT  SECURITY DESCRIPTION       RATE     DUE DATE
DATE
09/05/07      $5,610       MET PIER AND EXPO - PZ 44  4.07     06/15/33